UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

STRATEGIC INTERNET INVESTMENTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	033-28188	84-1116458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jood Palace Hotel 36-A Street Off Al Rigga Road, Suite 1058
Deira Dubai P.O. Box 42211 UNITED ARAB EMIRATES		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (971) 50-420-7360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2016, Strategic Internet Investments, Incorporated (the “Company”) entered into Securities Purchase Agreements (“SPAs”) with Najibi Investment Trading FZC, G7 Entertainment Incorporated, SOHA Investment & Partners, Royaltun General Trading L.L.C. and Zekai Aydeniz. These SPAs were entered into in connection with the acquisition of the SkyTower Hotel in Akçakoka, Turkey. Najibi Investment Trading FZC, G7 Entertainment Incorporated, SOHA Investment & Partners, and Royaltun General Trading L.L.C. are related parties to our Chief Executive Officer and Director, Abbas Salih, as a result of Mr. Salih’s ownership interest in and/or control of those entities.

Pursuant to the SPAs, we issued convertible debentures (“Debentures”) equal to the appraised value of the SkyTower Hotel, or $63 million. In exchange for these Debentures, Najibi Investment Trading FZC agreed to pay the debt owing to Ak Finansal Kiralama A.S. (the “AkLease Debt”). The amount of the AkLease Debt is currently $12,656,768. The remaining approximately $50 million in debentures were issued to Najibi Investment Trading FZC, G7 Entertainment Incorporated, SOHA Investment & Partners, Royaltun General Trading L.L.C., and Mr. Aydeniz corresponding to their ownership in Kayu Tekstil Sanayi Ve Ticaret Limited Sirketi (the “SPV”) in exchange for their shares in that entity.

The SPAs allow for the cancellation of the Debentures under certain circumstances, such as if the AkLease Debt is not satisfied within a reasonable amount of time, as determined by the Company, or if Mr. Aydeniz fails to transfer the title to the SkyTower Hotel to the SPV.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2016, the Company issued a total of $63,000,000 in Debentures.

The Debentures have the following features:

•	No interest
•	Due December 31, 2021
•	The holder may convert the Debenture into common stock of SIII at any time at a price of $1.00 per share
•	The Debenture will automatically convert into common stock upon the closing price of the Company’s common stock closing above $1.00 per share for 20 consecutive trading days

Item 3.02 Unregistered Sales of Equity Securities.

As stated earlier, the Company issued $63,000,000 of Debentures. These Debentures were issued in the following amounts for the consideration set forth below.

Name of Person	Amount of Debentures Issued	Consideration
Najibi Investment Trading FZC	$12,656,768	Payment of AkLease Debt
Najibi Investment Trading FZC	$15,102,970	Purchase of shares of SPV
G7 Entertainment Incorporated	$5,034,323	Purchase of shares of SPV
SOHA Investment & Partners	$5,034,323	Purchase of shares of SPV

Royaltun General Trading L.L.C.	$5,034,323	Purchase of shares of SPV
Zekai Aydeniz	$20,137,293	Purchase of shares of SPV

The Company claims an exemption from the registration provisions of the Securities Act for the Debentures based upon Regulation S, given that the securities were sold to non-U.S. investors in an offshore transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INC.

Date: August 16, 2016	By:	/s/ Abbas Salih
Abbas Salih Chief Executive Officer